METROCORP BANCSHARES, INC.

Sandler O'Neill West Coast Financial Services Conference

March 4-5, 2013

George M. Lee, Co-Chairman & CEO

CORE PERFORMANCE

MCBI EPS (Diluted) – Quarterly Basis



$0.20
$0.10
$0.00
-$0.10
$0.00
$0.09
$0.12
$0.13
$0.13
$0.16 without goodwill adjustment
-$0.07
$0.16
$0.16
$0.15
$0.15
Q3-2010
Q4-2010
Q1-2011
Q2-2011
Q3-2011
Q4-2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012

MCBI Capital Ratios



20.0%
16.0%
12.0%
8.0%
2009
2010
2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012
13.8%
15.1%
17.3%
17.6%
17.3%
17.7%
18.0%
12.5%
13.9%
16.0%
16.3%
16.0%
16.4%
16.7%
10.8%
10.8%
12.2%
12.6%
12.2%
12.9%
13.2%
Leverage ratio
Tier 1 capital ratio
Total risk-based capital ratio

MCBI Nonperforming Assets


$ in 000's
$100,000
$80,000
$60,000
$40,000
$20,000
$0
TtNPA
NPA/Asset%
$102,867
$92,787
$63,880
$57,415
$48,581
$48,202
$41,537
6.47%
5.95%
4.27%
3.83%
3.13%
3.16%
2.73%
2009
2010
2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012

MCBI Total Assets Trend


$ in Millions
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$1,590
$1,559
$1,495
$1,501
$1,554
$1,554
$1,520
2009
2010
2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012

MCBI Total Loans Trend



$ in Millions
$1,400
$1,200
$1,000
$800
$600
$400
$1,346
$1,274
$1,144
$1,045
$1,047
$1,094
$1,094
$1,100
2008
2009
2010
2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012

MCBI Total Deposits Trend



$ in Millions
$1,500
$1,300
$1,100
$900
$700
$500
$1,364
$1,294
$1,252
$1,257
$1,259
$1,259
$1,267
2009
2010
2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012

MCBI Total Loans to Total Deposits


95%
90%
85%
80%
75%
70%
93.4%
88.4%
83.5%
83.3%
86.9%
86.7%
86.8%
2009
2010
2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012

Population Growth

GHP

RANK	CITY	POP. GROWTH	2000 - 2010 CHG
1	HOUSTON	1,231,393	+ 26%
2	DALLAS	1,210,229	+ 23%
3	ATLANTA	1,020,879	+ 24%
4	WASH D.C.	785,987	+ 16%
5	NEW YORK	574,107	+ 3%
6	MIAMI	557,071	+ 11%
7	LOS ANGELES	463,210	+ 4%
8	CHICAGO	362,789	+ 4%
9	PHILADELPHIA	278,196	+ 5%
10	BOSTON	161,058	+ 4%



Rank 8
4%
Rank 5
3%
Rank 10
4%
Boston
New York
Rank 9
5%
Philadelphia
Chicago
Washington D.C.
Rank 4
16%
Rank 3
24%
Atlanta
Los Angeles
Rank 7
4%
Dallas
Houston
Rank 2
23%
Miami
Rank 6
11%
Ranked
#1
26%

Source: 2010 U.S. Census Bureau

GREATER HOUSTON PARTNERSHIP
houston.org

Fastest growing ethnic group in Houston

GHP

Race/Ethnicity	2000 Population	2010 Population	Change	% Change
Asian	228,212	389,378	161,166	70.6%
Hispanic	1,353,477	2,099,412	745,935	55.1%
Black	783,955	998,883	214,928	27.4%
White	2,274,829	2,360,472	85,643	3.8%
Other	76,835	103,437	26,602	34.6%

Source: U.S. Census Bureau

Asians by Percentage



Korean
4%
15,194
Japanese
1%
5,133
Other
13%
51,433
Chinese
20%
76,153
Filipino
10%
40,513
Indian
24%
94,208
Vietnamese
28%
106,744

Source: 2010 US Census

5th largest Asian population in U.S.

GHP

Metro Area	2010 Population	% of Pop
Los Angeles	1,923,821	15.0%
New York	1,884,615	10.0%
Chicago	533,269	5.6%
Washington, D.C.	515,745	9.2%
Houston	**389,378**	**6.5%**
Dallas	341,624	5.4%
Philadelphia	296,893	5.0%
Boston	295,634	6.5%
Atlanta	254,809	4.8%
Miami	125,225	2.3%

Source: U.S. Census Bureau

3rd most growth in Asian population

GHP

Metro Area	'00 – '10 Pop Growth	% Change '00 – '10
New York	448,726	31.3%
Los Angeles	222,081	13.1%
Houston	**161,166**	**70.6%**
Dallas	146,144	74.8%
Chicago	144,448	37.2%
Atlanta	118,850	87.4%
Washington, D.C.	115,972	29.0%
Philadelphia	95,989	47.8%
Boston	64,029	27.6%
Miami	56,891	83.3%

Source: U.S. Census Bureau

Highest median Asian household income



Houston
Dallas
Washington
Chicago
Miami
Boston
Atlanta
Philadelphia
Los Angeles
New York
$0
$20,000
$40,000
$60,000
$80,000
$100,000
Adjusted for cost of living (Base=Houston)
Median HH income adjusted for cost of living

Source: 2011 American Community Survey and 2011 C2ER Cost of Living Survey

METROCORP BANCSHARES, INC.

METROCORP BANCSHARES, INC.

CORPORATE OFFICE

9600 BELLAIRE BLVD., SUITE 252
HOUSTON, TEXAS 77036 USA
TEL: 713-776-3876
www.metrobank-na.com
Email: investor-relations@metrobank-na.com

NASDAQ: MCBI